Exhibit 99.1

inContact Reports Third Quarter 2013 Financial Results

•	Software Segment Revenues of $17.1 million, up 23% year over year

•	Bookings at record levels, up 35% over 3rd quarter of prior year

•	71 contracts signed, 4 new Fortune 500 customers join the expanding base

SALT LAKE CITY – November 4, 2013 – inContact, Inc. (NASDAQ: SAAS), the leading provider of cloud contact center software, today reported financial results for the third quarter ended September 30, 2013.

Said Paul Jarman, inContact CEO, “We are seeing record achievements across all of our business metrics including sales pipeline, bookings, implementations and revenue. As a result, Q3 was another record bookings quarter, up 35 percent over what was a very strong comparable quarter in Q3 2012. During the quarter, we closed 71 contracts, 52 with new logo customers and 19 expansion deals. We continue to make inroads into the enterprise market as the cloud contact center model is being increasingly adopted by larger organizations.”

Revenue

Software segment revenue totaled $17.1 million for the quarter ended September 30, 2013, an increase of 23% from $14.0 million in Q3 2012. Telecom segment revenue for the quarter ended September 30, 2013 was $15.1 million, an increase of 8% from $14.0 million for the quarter ended September 30, 2012, driven by increases in software-related telecom revenue. Approximately 80% of Telecom segment revenues were derived from contracts with customers utilizing our contact center software.

Consolidated revenue for the quarter ended September 30, 2013 was $32.2 million versus $27.9 million for the same period in 2012, an increase of 15%.

For the nine months ended September 30, 2013, Software segment revenue totaled $49.5 million, an increase of 27% from $39.1 million for the same period in 2012. For the nine months ended September 30, 2013, Telecom segment revenue totaled $45.5 million, an increase of 12% from $40.5 million for the nine months ended September 30, 2012.

Gross Margin

Software segment gross margin for the quarter ended September 30, 2013 was 59% versus 60% for the same period in 2012, and excluding non-cash charges, non-GAAP Software segment gross margin was 71% for the third quarter of 2013, versus 72% in the third quarter of 2012. The decrease in gross margin is principally attributable to slightly higher levels of professional service costs and customer service costs incurred to service larger mid-market and enterprise customers and to support resellers. Third quarter 2013 Telecom segment gross margin was 36% versus 34%, due to increased efficiencies in call routing related to previous investments in technology, which has resulted in lower variable Telecom costs.

Consolidated gross margin percentage was 48% in the third quarter of 2013 compared to 47% for the same period in 2012. Excluding non-cash charges, consolidated gross margin was 55% for the third quarter compared to 54% for the same period in 2012.

Adjusted EBITDA

Earnings before interest, taxes, depreciation, amortization and stock-based compensation (“Adjusted EBITDA”) for the third quarter of 2013 was $1.9 million versus $2.2 million during the same period in 2012. This decrease in Adjusted EBITDA is due to the slight decrease in gross margins discussed above and an increased investment in software segment sales and marketing. Adjusted EBITDA is a non-GAAP measure management believes provides important insight into our operating results (see reconciliation of non-GAAP measures below).

Net Loss

Net loss for the quarter ended September 30, 2013 was $2.5 million, or ($0.05) per share, as compared to a net loss of $882,000 or ($0.02) per share for the same period in 2012.

Jarman concluded, “The cloud contact center market has clear and powerful momentum, as cited by technology industry analysts and by the continued acceleration of inContact’s enterprise business. We now have 36 of the Fortune 500 companies on our client roster. We continue an aggressive pace of innovation, helping contact centers adapt to changing customer expectations and demands. We are pleased by the growth in software and software related revenues as many of the larger contracts signed earlier this year are being implemented with staged roll-outs that have started in Q3. inContact is well-positioned and has a confirmed leadership position in a market that is expected to more than double in size within the next five years.”

CONFERENCE CALL INFORMATION

We will host a conference call to discuss our third quarter 2013 financial results later today at 4:30 p.m. Eastern time (1:30 p.m. Pacific).

Dial-In Number: 1-800-895-0198

International: + 1-785-424-1053

Conference ID#: INCONTACT

An audio file of the call will be available after November 5, 2013 on the inContact Investor Relations website at http://investor.incontact.com, in the Webcasts and Presentations section. A replay of the call will be available via telephone after 7:30 p.m. Eastern time today and until November 11, 2013.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay Pin Number: 12331

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on inContact’s current expectations, estimates and projections about inContact’s industry, management’s beliefs, and certain assumptions made by management, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with inContact’s business model; our ability to develop or acquire, and gain market acceptance for new products, including our new sales and marketing and voice automation products, in a cost-effective and timely manner; the gain or loss of key customers; competitive pressures; its ability to expand operations; fluctuations in its earnings as a result of the impact of stock-based compensation expense; interruptions or delays in our hosting operations; breaches of our security measures; its ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; and its ability to expand, retain and motivate our employees and manage its growth. Further information on potential factors that could affect our financial results is included in inContact’s annual report on Form 10-K, quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date they are made. inContact undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

INCONTACT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS - (Unaudited)

(in thousands)

	September 30,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$47,611	$48,836
Restricted cash	81	81
Accounts and other receivables, net of allowance for accounts of $1,218 and $831, respectively	18,474	18,043
Other current assets	4,418	3,278

Total current assets	70,584	70,238

Property and equipment, net	22,748	19,862
Intangible assets, net	4,135	1,156
Goodwill	6,563	4,086
Other assets	1,494	1,005

Total assets	$105,524	$96,347

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$8,611	$7,247
Accrued liabilities	5,449	5,638
Accrued commissions	2,222	1,610
Current portion of deferred revenue	2,734	1,973
Current portion of long-term debt and capital lease obligations	3,399	2,691

Total current liabilities	22,415	19,159

Long-term debt and capital lease obligations	2,623	2,859
Deferred rent	507	383
Deferred revenue	3,711	1,958

Total liabilities	29,256	24,359

Total stockholders’ equity	76,268	71,988

Total liabilities and stockholders’ equity	$105,524	$96,347

INCONTACT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE LOSS (Unaudited)

(in thousands, except per share data)

	Three months		Nine months
	ended September 30,		ended September 30,
	2013	2012	2013	2012
Net revenue:
Software	$17,133	$13,976	$49,490	$39,106
Telecom	15,106	13,957	45,477	40,523

Total net revenue	32,239	27,933	94,967	79,629

Costs of revenue:
Software	7,078	5,623	19,857	15,972
Telecom	9,693	9,195	29,336	27,618

Total costs of revenue	16,771	14,818	49,193	43,590

Gross profit	15,468	13,115	45,774	36,039

Operating expenses:
Selling and marketing	9,574	6,956	27,004	20,874
Research and development	3,043	2,495	8,778	6,611
General and administrative	5,239	4,341	15,095	12,484

Total operating expenses	17,856	13,792	50,877	39,969

Loss from operations	(2,388)	(677)	(5,103)	(3,930)
Other income (expense):
Interest income	—	—	—	3
Interest expense	(88)	(129)	(238)	(331)
Other expense	1	(55)	(24)	(201)

Total other expense	(87)	(184)	(262)	(529)

Loss before income taxes	(2,475)	(861)	(5,365)	(4,459)
Income tax expense	(41)	(21)	(90)	(51)

Net loss and comprehensive loss	$(2,516)	$(882)	$(5,455)	$(4,510)

Net loss per common share:
Basic and diluted	$(0.05)	$(0.02)	$(0.10)	$(0.10)

Weighted average common shares outstanding:
Basic and diluted	55,317	46,214	54,375	44,992

INCONTACT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - (Unaudited)

(in thousands)

	Nine months ended September 30,
	2013	2012
Cash flows provided by operating activities:
Net loss	$(5,455)	$(4,510)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	4,469	3,691
Amortization of software development costs	3,475	3,035
Amortization of intangible assets	270	185
Amortization of note financing costs	14	24
Interest accretion	5	9
Stock-based compensation	2,961	1,380
Loss on disposal of property and equipment	120	200
Changes in operating assets and liabilities:
Accounts and other receivables, net	(3,162)	(2,968)
Other current assets	(1,140)	(927)
Other non-current assets	(477)	(90)
Trade accounts payable	1,137	161
Accrued liabilities	(550)	121
Accrued commissions	612	272
Other long-term liabilities	134	60
Deferred revenue	2,514	1,610

Net cash provided by operating activities	4,927	2,253

Cash flows used in investing activities:
Decrease in restricted cash	—	165
Purchase of intangible assets	—	(133)
Payments made for deposits	(12)	(23)
Acquisition of assets	(2,746)	—
Acquisition of a business	(2,700)	—
Capitalized internal use software costs	(4,583)	(4,154)
Purchases of property and equipment	(3,365)	(2,949)

Net cash used in investing activities	(13,406)	(7,094)

Cash flows provided by financing activities:
Proceeds from exercise of options	6,475	3,006
Proceeds from sale of stock under employee stock purchase plan	326	197
Proceeds from issuance of common stock	—	37,474
Offering cost payments	—	(125)
Borrowings under term loan	4,000	—
Payment of debt financing fees	(43)	(29)
Principal payments on long-term debt and capital leases	(2,504)	(2,393)
Borrowings under the revolving credit notes	—	6,000
Payments under the revolving credit notes	(1,000)	(8,500)

Net cash provided by financing activities	7,254	35,630

Net increase (decrease) in cash and cash equivalents	(1,225)	30,789
Cash and cash equivalents at the beginning of the period	48,836	17,724

Cash and cash equivalents at the end of the period	$47,611	$48,513

SEGMENT REPORTING

We operate under two business segments: Software and Telecom. The Software segment includes all monthly recurring revenue related to the delivery of our software applications, plus the associated professional services and setup fees and revenue related to quarterly minimum purchase commitments through July 2014, from a related party reseller. The Telecom segment includes all voice and data long distance services provided to customers.

For segment reporting, we classify operating expenses as either “direct” or “indirect.” Direct expense refers to costs attributable solely to either selling and marketing efforts or research and development efforts. Indirect expense refers to costs that management considers to be overhead in running the business. Management evaluates expenditures for both selling and marketing and research and development efforts at the segment level without the allocation of overhead expenses, such as rent, utilities and depreciation on property and equipment.

Operating segment revenues and profitability for the quarters ended September 30, 2013 and 2012 were as follows (in thousands - unaudited):

	Three months ended September 30, 2013			Three months ended September 30, 2012
	Software	Telecom	Consolidated	Software	Telecom	Consolidated
Net revenue	$17,133	$15,106	$32,239	$13,976	$13,957	$27,933
Costs of revenue	7,078	9,693	16,771	5,623	9,195	14,818

Gross profit	10,055	5,413	15,468	8,353	4,762	13,115

Gross margin	59%	36%	48%	60%	34%	47%

Operating expenses:
Direct selling and marketing	8,227	847	9,074	5,807	744	6,551
Direct research and development	2,790	—	2,790	2,252	—	2,252
Indirect	5,256	736	5,992	4,301	688	4,989

(Loss) income from operations	$(6,218)	$3,830	$(2,388)	$(4,007)	$3,330	$(677)

	Nine months ended September 30, 2013			Nine months ended September 30, 2012
	Software	Telecom	Consolidated	Software	Telecom	Consolidated
Net revenue	$49,490	$45,477	$94,967	$39,106	$40,523	$79,629
Costs of revenue	19,857	29,336	49,193	15,972	27,618	43,590

Gross profit	29,633	16,141	45,774	23,134	12,905	36,039

Gross margin	60%	35%	48%	59%	32%	45%

Operating expenses:
Direct selling and marketing	22,750	2,786	25,536	17,330	2,354	19,684
Direct research and development	8,043	—	8,043	5,954	—	5,954
Indirect	14,709	2,589	17,298	12,129	2,202	14,331

(Loss) income from operations	$(15,869)	$10,766	$(5,103)	$(12,279)	$8,349	$(3,930)

RECONCILIATION of NON-GAAP MEASURES:

“Adjusted EBITDA” is Earnings Before deductions for Interest, Taxes, Depreciation and Amortization and Stock-Based Compensation. “Gross Margin Before deductions for Depreciation and Amortization and Stock-Based Compensation” is Gross Margin before deductions for Depreciation and Amortization and Stock-Based Compensation. Neither are measures of financial performance under generally accepted accounting principles (GAAP). Adjusted EBITDA and Gross Margin Before deductions for Depreciation and Amortization and Stock-Based Compensation are provided for the use of the reader in understanding our operating results and are not prepared in accordance with, nor does it serve as an alternative to GAAP measures and may be materially different from similar measures used by other companies. While not a substitute for information prepared in accordance with GAAP, management believes that this information is helpful for investors to more easily understand our operating financial performance. Management also believes these measures may better enable an investor to form views of our potential financial performance in the future. These measures have limitations as analytical tools, and investors should not consider these measures in isolation or as a substitute for analysis of our results prepared in accordance with GAAP.

Reconciliation of Adjusted EBITDA to Net loss applicable to

common stockholders as it is presented on the Condensed Consolidated

Statements of Operations for inContact, Inc.

(in thousands - unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Net loss and comprehensive loss	$(2,516)	$(882)	$(5,455)	$(4,510)
Depreciation and amortization	2,868	2,435	8,214	6,911
Stock-based compensation	1,450	530	2,961	1,380
Interest income and expense, net	88	129	238	328
Income tax expense	41	21	90	51

Adjusted EBITDA	$1,931	$2,233	$6,048	$4,160

Reconciliation of Consolidated Gross Profit and Margin to Consolidated Gross Profit and Margin Before

deductions for Depreciation and Amortization and Stock-Based Compensation, as presented in Segment Reporting for inContact, Inc.

(in thousands - unaudited)

	Three months ended September 30, 2013		Three months ended September 30, 2012
	Gross Profit	Gross Margin	Gross Profit	Gross Margin
Consolidated gross profit and margin	$15,468	48%	$13,115	47%
Depreciation and amortization	2,181	7%	1,853	7%
Stock-based compensation	123	0%	68	0%

Consolidated gross profit and margin, excluding non-cash charges	$17,772	55%	$15,036	54%

Reconciliation of Software Segment Gross Profit and Margin to Software Segment Gross Profit and Margin Before

deductions for Depreciation and Amortization and Stock-Based Compensation, as presented in Segment Reporting for inContact, Inc.

(in thousands - unaudited)

	Three months ended September 30, 2013		Three months ended September 30, 2012
	Gross Profit	Gross Margin	Gross Profit	Gross Margin
Software segment gross profit and margin	$10,055	59%	$8,353	60%
Depreciation and amortization	1,976	12%	1,626	12%
Stock-based compensation	121	1%	67	0%

Software segment gross profit and margin, excluding non-cash charges	$12,152	71%	$10,046	72%

About inContact

inContact (NASDAQ: SAAS) is the cloud contact center software leader, helping organizations around the globe create high quality customer experiences. inContact is 100% focused on the cloud and is the only provider to combine cloud software with an enterprise-class telecommunications network for a complete customer interaction solution. Winner of Frost & Sullivan 2012 North American Cloud Company of the Year in Cloud Contact Center Solutions, inContact has deployed over 1,300 cloud contact center instances. To learn more, visit www.inContact.com.

inContact® is the registered trademark of inContact, Inc.

CONTACT: Investor Contact: Edward Keaney, Market Street Partners, 415-445-3238, ekeaney@marketstreetpartners.com, or General Contact: Mariann McDonagh, inContact, Chief Marketing Officer, 801-320-3347, mariann.mcdonagh@inContact.com